STATEMENT UNDER OATH OF PRINCIPAL FINANCIAL OFFICER REGARDING FACTS AND CIRCUMSTANCES RELATING TO EXCHANGE ACT FILINGS

I, Robert S. Merritt, state and attest that:

   (1) To the best of my knowledge, based upon a review of the covered reports of Outback Steakhouse, Inc. and, except as corrected or supplemented in a subsequent covered report:

     * no covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and

     * no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

   (2) I have reviewed the contents of this statement with the Company's audit committee.

   (3) In this statement under oath, each of the following, if filed on or before the date of this statement, is a "covered report":


     * Annual Report on Form 10-K of Outback Steakhouse, Inc. for the year ended December 31, 2001;

     * all reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of Outback Steakhouse, Inc. filed with the Commission subsequent to the filing of the Form 10-K identified above; and

     *    any amendments to any of the foregoing.


     /s/ Robert S. Merritt                    Subscribed and sworn to
     Robert S. Merritt                        before me this 13th day of
     Sr. Vice President-Finance               August, 2002.
     (Principal Financial Officer)
     August 13, 2002
                                              Lisa Johnston
                                                 Notary Public

                                              My Commission Expires:

                                              April 12, 2004